UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): October 8, 2015

Daegis Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11807	94-2710559
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

600 E. Las Colinas Blvd, Suite 1500

Irving, Texas 75039

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(214) 584-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On October 8, 2015, Daegis Inc., a Delaware corporation (the “Company”), Open Text Corporation, a Canadian corporation (“Parent”), and Company D Merger Sub Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (“Merger Agreement”). Pursuant to the Merger Agreement, Parent has agreed to cause Merger Sub to commence a cash tender offer (the “Offer”) within ten business days to acquire all of the shares of the Company’s common stock for a purchase price of $0.82 per share, net to the seller in cash (the “Offer Price”), without interest, on the terms and subject to the conditions set forth in the Merger Agreement. Promptly following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned direct or indirect subsidiary of Parent. In the Merger, each outstanding share of the Company’s common stock (other than shares owned by the Company or Parent or shares as to which appraisal rights have been properly exercised under Delaware law) will be converted into the right to receive an amount of cash equal to the Offer Price without interest (the “Merger Consideration”). Under the Merger Agreement, it is anticipated that at the time of the consummation of the Offer, and assuming Parent makes the necessary funds available to do so, the Company’s existing credit facilities with Wells Fargo Capital Finance, LLC will be repaid and terminated.

The consummation of the Offer will be conditioned on (i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of shares of the Company’s common stock that would represent at least a majority of the outstanding shares of the Company’s common stock, excluding shares of common stock that are owned as of the date of the commencement of the offer by the Company or any direct or indirect wholly-owned subsidiary of the Company, (ii) the accuracy of the representations and warranties, and compliance with the covenants, of the Company contained in the Merger Agreement, subject to qualifications, and (iii) other customary conditions. The Merger will be effected pursuant to Section 251(h) of the Delaware General Corporation Law, without any stockholder vote being required.

In connection with the transactions contemplated by the Merger Agreement, all Company stock options that are outstanding at the effective time of the Merger will be cancelled. Any Company stock options, whether vested or unvested, with an exercise price greater than the Merger Consideration immediately prior to the Effective Time will be, as of the Effective Time, converted into the right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of Company common stock subject to such options and (ii) the excess, if any, of the Offer Price over the per share exercise price of such options, less applicable withholding taxes required to be withheld with respect to such exercise or payment.

The Merger Agreement contains customary representations, warranties and covenants of the parties. The Company has agreed to operate its business in the ordinary course, and has also agreed to refrain from engaging in certain activities prior to the consummation of the Merger. In addition, under the terms of the Merger Agreement, the Company has agreed not to solicit or support any alternative acquisition proposals, subject to customary exceptions for the Company to respond to and support unsolicited proposals in the exercise of the fiduciary duties of the board of directors of the Company.

Upon termination of the Merger Agreement under certain circumstances, the Company will be obligated to pay a termination fee of $480,000 to Parent. Upon termination under certain circumstances, the Company would be required to reimburse Parent for its expenses up to $350,000 (but not in addition to the termination fee). In the event that Parent receives a reimbursement of expenses and the Company also becomes obligated to pay Parent a termination fee, such termination fee would be reduced by the amount of expenses previously reimbursed.

The board of directors of the Company has unanimously resolved to recommend that the Company’s stockholders accept the tender offer and tender their shares of the Company’s common stock to Merger Sub in the tender offer.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger

Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company to the Parent in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent, and Merger Sub, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent, or Merger Sub. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or the Parent. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Indemnification Agreements

On October 8, 2015, the Company entered into indemnification agreements with each member of its board of directors and its chief executive officer and chief financial officer, in substantially the same form as the indemnification agreement previously filed as Exhibit 10.5 to the Company’s Annual Report for the fiscal year ended April 30, 2009. The indemnification agreements require the Company, among other things, to indemnify the directors and executive officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by such director or executive officer in any action or proceeding arising out of his or her service as one of the Company’s directors or executive officers, or any of the Company’s subsidiaries or any other company or enterprise to which the person provides services at the Company’s request, and require the Company to obtain directors’ and officers’ insurance if available on reasonable terms.

The foregoing summary of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, a copy of which is included as Exhibit 2.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Amended and Restated Forbearance Agreement

On October 8, 2015, the Company entered into Amendment Number 10 and Amended and Restated Forbearance Agreement (the “Forbearance Agreement”) with Wells Fargo Capital Finance, LLC, as administrative agent (in such capacity, the “Administrative Agent”), and the lenders and guarantors set forth therein. The parties agreed, among other things, that commencing on October 8, 2015 and thereafter during the Forbearance Period (as defined in the Forbearance Agreement), the Company’s compliance with the financial covenants set forth in Section 7 of the Loan and Security Agreement dated as of June 30, 2011, as amended (the “Credit Agreement”) by and among the Company, the Administrative Agent and the lenders and guarantors set forth therein shall be waived, and the Administrative Agent and lenders agreed to forbear from exercising their rights and remedies under the Credit Agreement with respect to certain Events of Default thereunder. The agreement by the Administrative Agent and the lenders to forbear from exercising their rights under the Loan Documents (as that term is defined in the Credit Agreement) terminates upon the earliest to occur of the following:

•	February 8, 2016,

•	the completion of a Satisfactory Merger (as defined in the Forbearance Agreement), or

•	only in the event of a termination of a definitive agreement in respect of a Satisfactory Merger (each a “Satisfactory Merger Agreement”) the later to occur of (a) the date on which (i) any party to such Satisfactory Merger terminates the Satisfactory Merger Agreement in accordance with its terms and (ii) the Borrower has not, within two business days of such termination, executed a subsequent Satisfactory Merger Agreement, or (b) November 30, 2015.

The Merger will constitute a Satisfactory Merger within the meaning of the Forbearance Agreement. The agreement by the Administrative Agent and the lenders to forbear from exercising their rights under the Loan Documents also terminates upon (a) a breach by the Company under the Forbearance Agreement beyond any applicable notice, grace or cure period or (b) the occurrence or existence of any Event of Default under any of the Loan Documents (other than those identified as Existing Defaults in the Forbearance Agreement).

Prior to termination of the Forbearance Agreement, the Company is required to maintain Recurring Revenues (as defined in the Credit Agreement), measured on a month-end basis commencing December 31, 2015, of at least $12,700,000 for the 12 month period ending November 30, 2015 and for each 12 month period ending as of the end of each month thereafter and (ii) Qualified Cash (as defined in the Credit Agreement) at all times, measured on a weekly basis (on the Monday of each week for the immediately preceding week commencing December 21, 2015 for the period ending December 18, 2015 and for each weekly period thereafter), of at least $1,300,000.

The foregoing summary of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the Forbearance Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 9, 2015, the Company was notified by the Nasdaq Hearings Panel (the “Panel”) that, based on the Company’s continued non-compliance with the $1.00 minimum closing bid price requirement for continued listing, as set forth in NASDAQ Listing Rule 5550(a)(2), the Panel had determined to delist the Company’s securities from the Nasdaq Stock Market, and would suspend trading in those shares effective at the open of business on October 13, 2015. The Nasdaq Stock Market will complete the delisting by filing a Form 25 Notification of Delisting with the Securities and Exchange Commission, after applicable appeal periods have lapsed. The Company does not intend to appeal this matter with the Nasdaq Listing and Hearing Review Council.

In accordance with the October 9, 2015 notice of the Panel’s determination, effective as of October 13, 2015, the Company’s securities are now traded on the OTC Pink Open Marketplace.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 8, 2015, the board of directors of the Company, in its judgment determined that it was advisable for the regulation of the conduct of the affairs of the Company, to further amend the Amended and Restated Bylaws of the Company (the “Bylaws”) and by resolution, the board of directors of the Company authorized, approved and adopted an amendment to the Bylaws (the “Bylaw Amendment”). The Bylaw Amendment became effective on October 8, 2015.

The Bylaw Amendment provides that unless the Company consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, other employee or stockholder of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware or the Company’s Amended and Restated Certificate of Incorporation or Bylaws (as either may be amended from time to time) or as to which the General Corporation Law of the State of Delaware confers jurisdiction on the Court of Chancery of the State of Delaware, or (iv) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery of the State of Delaware does not have jurisdiction, any state court located within the State of Delaware, or the federal district court for the District of Delaware), in all cases subject to such court’s having personal jurisdiction over the indispensable parties named as defendants. The Bylaw Amendment states that any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of Bylaw Amendment. Furthermore, the Bylaw Amendment states that if any action, the subject matter of which is within the scope of the Bylaw Amendment, is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the provisions of the Bylaw Amendment (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

A copy of the Bylaw Amendment is included as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On October 8, 2015, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is included hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01 Other Events

Tender Agreement

In connection with the Offer and Merger, Timothy P. Bacci, President and Chief Executive Officer of the Company, Susan K. Conner, Chief Financial Officer and Chief Operating Officer of the Company, all directors of the Company, and an affiliate of Mr. Bacci entered into a Tender and Voting Agreement agreeing to, among other things, tender all the shares beneficially owned by them pursuant to the Offer and to vote against any Acquisition Proposal (as defined in the Merger Agreement) or any merger, consolidation or other combination involving the Company, other than the Merger, unless the Merger Agreement is terminated. The Tender and Voting Agreement will terminate upon the termination of the Merger Agreement.

Additional Information and Where to Find It

This communication is neither an offer to purchase nor a solicitation of an offer to sell securities. The tender offer for the outstanding shares of the Company’s common stock described in this Current Report on Form 8-K has not commenced. At the time the Offer is commenced, Parent and Merger Sub will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission (“SEC”), and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC. The Tender Offer Statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the Solicitation/Recommendation Statement will contain important information that should be read carefully before any decision is made with respect to the Offer. Investors may obtain a free copy of the Solicitation/Recommendation Statement and other documents (when available) that the Company files with the SEC on the SEC’s web site at www.sec.gov, or free of charge from the Company at www.daegis.com or by directing a request to Daegis Inc., 600 East Las Colinas Boulevard, Suite 1500, Irving, Texas 75039, Attention: Investor Relations, (800) 828-7660.

Forward-Looking Statements

This Current Report on Form 8-K and the other documents referenced herein may contain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company and certain plans and objectives of its board of directors. All statements other than statements of historical or current facts included in this Current Report on Form 8-K are forward-looking statements. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “plan”, “goal”, “believe”, “will”, “may”, “should”, “would”, “could” or other words of similar meaning. Such statements are based on the Company’s current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may vary materially from those set forth in the forward-looking statements. Among others, the following risks and uncertainties could cause actual results to differ from those set forth in the forward-looking statements: (i) that the Offer or the Merger may not be consummated in a timely manner, if at all; (ii) uncertainty as to the number of stockholders who will tender their shares in the Offer; (iii) failure to obtain any applicable approvals, or that a governmental entity may prohibit, delay or enjoin the Merger; (iv) that the Merger Agreement may be terminated in circumstances that would cause the Company to pay Parent a termination fee, (v) that the business of the Company may suffer as a result of the proposed Merger and the Merger Agreement is terminated; (vi) failure to satisfy conditions to the acceptance of shares for payment in the Offer or the consummation of the Merger; and (vii) general economic and business conditions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or in the case of the statements incorporated by reference, as of the date of such statements. Additional risk factors that may affect future results are contained in the Company’s Annual Report on Form 10-K filed with the SEC on August 5, 2015 and in the Company’s other filings with the SEC. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 8, 2015, between Daegis Inc., Open Text Corporation and Company D Merger Sub Inc.

2.2	Form of Indemnification Agreement.

3.1	Amendment to the Company’s Amended and Restated Bylaws dated October 8, 2015

10.1	Amendment Number Ten and Amended and Restated Forbearance Agreement, dated as of October 8, 2015, between Daegis Inc., Wells Fargo Capital Finance, LLC and each of the guarantors identified therein.

99.1	Press release, dated October 8, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 14, 2015

DAEGIS INC. (Registrant)

By:	/s/ Susan K. Conner
Susan K. Conner Chief Financial Officer